EXHIBIT 99.2

SECOND AMENDMENT TO CONTRACT OF SALE

          THIS SECOND AMENDMENT TO CONTRACT OF SALE (this “Amendment”) is made as of June 17, 2005 by and between FARM TECH CORPORATION, a Delaware corporation with an address of 765 Old Saw Mill River Road, Tarrytown, New York 10591 (“Seller”) and WINSTANLEY ENTERPRISES LLC, a Delaware limited liability company with an address of 150 Baker Avenue Extension, Suite 303, Concord, Massachusetts 01742 (“Buyer”).

BACKGROUND:

          A.          Seller and Buyer entered into a Contract of Sale dated April 5, 2005 (as amended, the “Agreement”) whereunder Seller agreed to sell and Buyer agreed to buy the real property known as 400 Farmington Avenue, Connecticut (the “Property”).  The Agreement was amended by a First Amendment to Contract of Sale to extend the Contingency Period (as defined in the Contract).

          B.          Seller and Buyer desire to further amend the Agreement, as more particularly set forth herein.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

          2.          The Purchase Price is hereby changed to $4,200,000.  The sum of $3,950,000 shall be delivered to Seller at Closing, subject to adjustment as provided in the Agreement.

          3.          The last 4 sentences of Section 4.1(e) and Exhibit D are hereby deleted.

          4.          The second sentence of Section 6.5(a) is hereby deleted and replaced with the following:

“Seller shall provide Buyer with a completed Environmental Condition Assessment Form (“ECAF”), executed by its licensed environmental professional, and a Form IV (as defined in the Transfer Act) executed and acknowledged as transferor (together with the applicable filing fee).  Buyer shall execute each of (i) the certification section of the ECAF and (ii) the Form IV as transferee and as certifying party.”

          5.          Section 6.5(b) and Exhibit C are hereby deleted.

          6.          The Closing shall occur on or before June 29, 2005.

          7.          As amended hereby, the Agreement is ratified and confirmed.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. This Amendment shall become effective when duly executed and delivered by all parties hereto.

          8.          This Amendment shall be governed by the laws of the State of Connecticut.

          IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Contract of Sale as of the date written above.

FARM TECH CORPORATION

By:	/s/ SHEPARD GOLDBERG

Shepard Goldberg
Chief Executive Officer

WINSTANLEY ENTERPRISES LLC

By:	/s/ ADAM WINSTANLEY

Adam D. Winstanley
Its Manager

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